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                                                             EXHIBIT 23.3

                          CONSENT OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS



Recycling Industries, Inc.
Englewood, Colorado


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 13, 1996, relating to the consolidated financial statements of Recycling Industries, Inc. and our report dated May 9, 1997 related to the combined financial statements of Addlestone Recycling Corporation and Addlestone International Corporation which are contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                         BDO Seidman, LLP


Denver, Colorado
June 20, 1997